UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 6, 2025

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
888 N. Douglas Street, Suite 100
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(866) 756-4112
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On August 6, 2025, Beyond Meat, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 28, 2025. The full text of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information contained or incorporated by reference in this Item 2.02, including the press release furnished herewith as Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On August 6, 2025, management of the Company approved a plan to reduce the Company’s current workforce in North America by approximately 44 employees, representing approximately 6% of the Company’s total global workforce. This decision was based on cost-reduction initiatives intended to reduce cost of goods sold and operating expenses.
The Company estimates that it will incur one-time cash charges of approximately $0.8 million to $1.3 million in connection with the reduction in force, primarily consisting of severance payments, employee benefits and related costs, in all cases, provided to departing employees. The Company expects that the majority of these charges will be incurred in the third quarter of 2025, subject to applicable legal requirements, which may delay the time these charges will be incurred beyond the end of the third quarter of 2025. The calculation of the charges the Company estimates it will incur are subject to uncertainties and based on a number of assumptions, including applicable legal requirements; the actual charges incurred may differ from the estimate disclosed above.
In aggregate, over the next twelve months, the reduction in force is expected to result in approximately $5.0 million to $6.0 million in cash compensation expense savings, and an additional approximately $0.5 million to $1.0 million in non-cash savings related to previously granted, unvested stock-based compensation that would have vested over the next twelve months.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 6, 2025, John Boken, age 62, was appointed as the Company’s interim Chief Transformation Officer (the “CTO”). Mr. Boken has been a Partner and Managing Director in the Turnaround and Restructuring Services practice at AlixPartners, LLP (“AlixPartners”), an international consultancy firm, for over 6 years and has over 35 years of interim management, corporate turnaround and restructuring experience. As part of his employment at AlixPartners, and a predecessor entity, Zolfo Cooper LLC, Mr. Boken served as Chief Executive Officer of MVK FarmCo LLC dba Prima Wawona from February 2023 to April 2024, as CEO of SolarWorld Americas from January 2018 to July 2022 and as Deputy Chief Restructuring Officer for PG&E Corporation from January 2019 to July 2020, among other executive roles with client companies. Mr. Boken was a Managing Director at Zolfo Cooper LLC, a boutique corporate turnaround and restructuring firm, from July 2002 to November 2018 before Mr. Boken and his partners sold the firm to AlixPartners in November 2018 and combined the practices. Prior to joining Zolfo Cooper LLC in July 2002, Mr. Boken was the Managing Partner of the Los Angeles corporate restructuring practice at

Arthur Andersen. Mr. Boken serves on the Board of Directors for The Pasha Group, a privately owned, West Coast-based leader in the shipping, transportation and logistics industry and on the Board of Trustees for the University of Scranton. Mr. Boken holds a B.S. in finance from Santa Clara University and is a Certified Public Accountant (inactive), as well as a member of the Turnaround Management Association.
The Company and AP Services, LLC (“APS”), an affiliate of AlixPartners, entered into an engagement letter dated August 6, 2025 (the “Engagement Letter”) pursuant to which APS will provide for Mr. Boken to serve as the Company’s interim CTO, certain complementary services in support of the CTO’s responsibilities under the Engagement Letter (the “Core Team Services”) and additional staffing that may be required. Under the Engagement Letter, the Company will pay a monthly fee of $215,000 for Mr. Boken’s services, a flat weekly rate of $135,000 for 2.5 full time equivalent professionals for the Core Team Services, in addition to reasonable out-of-pocket expenses. The foregoing description of the Engagement Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Engagement Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Except pursuant to the Engagement Letter and through his positions at AlixPartners and APS, there is no arrangement pursuant to which Mr. Boken was selected as an officer, there are no family relationships between him and any director or other executive officer of the Company, and there are no transactions involving him or a member of his immediate family that would require disclosure by the Company under Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.
In conjunction with the press release announcing its financial results for the second quarter ended June 28, 2025, on August 6, 2025 the Company also announced a reduction in force, described above in Item 2.05 of this Current Report on Form 8-K, and appointment of the Company’s interim CTO, described above in Item 5.02 of this Current Report on Form 8-K. The full text of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information contained or incorporated by reference in this Item 7.01, including the press release furnished herewith as Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.
Note Regarding Forward-Looking Statements
Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the federal securities laws. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. Forward-looking statements include statements regarding the Company’s operations and financial results and expected charges and savings related to the Company’s workforce reduction described herein. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made or implied herein including the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 5, 2025, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2025 filed with the SEC on May 8, 2025 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2025 to be filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. Such forward-looking statements are made only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If it does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1+	Engagement Letter dated as of August 6, 2025 by and between Beyond Meat, Inc. and AP Services, LLC
99.1	Press release of Beyond Meat, Inc. dated August 6, 2025 relating to its financial results for the second quarter ended June 28, 2025
104	Cover page interactive data file (embedded with the inline XBRL document)
 _____________
+ Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer

Date: August 6, 2025